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                                                                     Exhibit 3.1

                                 CERTIFICATE TO

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               VERIZON NORTH INC.

     Verizon North Inc., a corporation organized and existing under the Wisconsin Business Corporation Law, hereby certifies as follows:

     1. The name of the corporation is Verizon North Inc. It was originally incorporated under the name Contel North Incorporated and was previously known as GTE North Incorporated. The date of filing of its original Articles of Incorporation with the Secretary of State of the State of Wisconsin was June 18, 1992.

     2. These Amended and Restated Articles of Incorporation amend and restate the text of the Articles of Incorporation of the corporation to read as set forth in full in Exhibit A attached hereto. This amendment and restatement contains an amendment requiring shareholder approval. These Restated Articles of Incorporation supercede and take the place of the existing Articles of Incorporation and any amendments thereto.

     3. These Amended and Restated Articles of Incorporation were duly proposed by the Board of Directors and adopted by the sole shareholder in accordance with Sections 180.1003 and 180.1004 of the Wisconsin Business Corporation Law to read as set forth in full in Exhibit A attached hereto.

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     4. Upon the filing of these Amended and Restated Articles of Incorporation with The Wisconsin Department of Financial Institutions, all of the issued and outstanding shares of Common Stock, without par value, of the corporation, shall be exchanged for one share of Common Stock, without par value, of the corporation.

     5. This document was drafted outside of Wisconsin.

     6. These Amended and Restated Articles of Incorporation shall be effective upon receipt by The Wisconsin Department of Financial Institutions.

     IN WITNESS WHEREOF, said Verizon North Inc. has caused this Certificate to these Articles to be signed by Linda K. Watson, its Assistant Secretary, this 9th day of August, 2002.

                                                VERIZON NORTH INC.



                                                By
                                                  -----------------------------
                                                  Linda K. Watson
                                                  Assistant Secretary

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                                                                       Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               VERIZON NORTH INC.


     1. The corporation is incorporated under Chapter 180 of the Wisconsin Business Corporation Law.

     2. The name of the corporation is Verizon North Inc.

     3. The total number of shares of all classes of stock which the corporation shall have authority to issue is one share of Common Stock without par value.

     4. The address of its registered office in the State of Wisconsin is 44 East Mifflin Street, Madison, Wisconsin 53703. The name of its registered agent at such address is CT Corporation System.

     5. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Wisconsin Business Corporation Law, as it may be amended from time to time, or any successor law.

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     6. The Board of Directors is expressly authorized from time to time to adopt, amend or repeal the Bylaws of the corporation.

     7. To the fullest extent that the Wisconsin Business Corporation Law of the State of Wisconsin, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     8. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

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